Exhibit 10.4

FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT
AND ESCROW INSTRUCTIONS

THIS FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT AND ESCROW INSTRUCTIONS (this “Amendment”) is made as of this 24th day of August, 2007, by and between OWENS MORTGAGE INVESTMENT FUND (“Seller”), and NANOOK VENTURES LLC, a Delaware limited liability company (“Purchaser”), successor to DUPONT FABROS DEVELOPMENT LLC, a Delaware limited liability company (“DFD”).

RECITALS:

A.           Seller and DFD entered into that certain Purchase and Sale Agreement and Escrow Instructions dated as of July 24, 2007 (the “Contract”).

B.           Pursuant to that certain Assignment and Assumption of Purchase and Sale Agreement and Escrow Instructions dated as of August 7, 2007, DFD assigned the Contract to Purchase in accordance with Article 18 of the Contract.

C.           The parties wish to amend the Contract as set forth herein.

NOW, THEREFORE, WITNESSETH:

For good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Purchaser and Seller hereby agree as follows:

1. Definitions.  Each defined term used but not defined herein has the meaning ascribed thereto in the Contract.

2. Contingency Period.  The “Contingency Period,” as defined in Section 1 of the Contract, is hereby extended to October 4, 2007.

           3.           Closing Date.  The “Closing Date,” as defined in Section 1 of the Contract, is hereby extended to December 3, 2007.

4.           Environmental Studies.  In accordance with Section 15(E) of the Contract, Seller hereby consents to Purchaser causing to be conducted at the Property physically intrusive Due Diligence.  Furthermore, Seller acknowledges and agrees that the "costs of remediation" referred to in Section 15(E) of the purchase agreement are limited to the costs to remediate any hazardous materials or contamination actually caused by Purchaser or Purchaser’s consultant.  In other words, Purchaser or Purchaser’s consultant finding and studying any existing environmental contamination would not trigger an obligation by Purchaser to either remediate the existing contamination or indemnify Seller for the cost of remediating any such existing contamination.

5.           Multiple Counterparts.  This Amendment may be executed in a number of identical counterparts.  If so executed, each of such counterparts shall, collectively, constitute one agreement, but in making proof of this Amendment, it shall not be necessary to produce or account for more than one such counterpart.

6.           Ratification.  The Contract is in full force and effect and is hereby ratified.  Except as amended by the terms hereof, the Contract has not been amended or modified, and the Contract has not been assigned.

IN WITNESS WHEREOF, the parties hereto have, by their duly authorized representatives, executed this Amendment as of the date first above written.

SELLER:

OWENS MORTGAGE INVESTMENT FUND

By:/s/ William C. Owens    (SEAL)
Name:   William C. Owens
Title:      President

[Purchaser’s Signature on Next Page]

        PURCHASER:

Nanook Ventures LLC,
a Delaware limited liability company

By:           Nanook Interests LLC, a Delaware limited liability
Company, Managing Member

By:           Nanook Management LLC, a Delaware
limited liability company, Managing
Member

By: /s/ Hossein Fateh
Hossein Fateh, Manager

335966 v2/RE